FOR IMMEDIATE RELEASE
CONTACT: Brad Edson, CEO
Vital Living, Inc.
480.784.6700
bedson@vitalliving.com
www.vitalliving.com



                    VITAL LIVING APPOINTS ROBERT J. EIDE
                            TO BOARD OF DIRECTORS

         Brokerage executive brings broad, deep experience to Board

TEMPE, AZ (June 19, 2002) - Vital Living, Inc. (OTCBB: VTLV), the Physician Nutraceutical CompanySM, today announced that Robert J. Eide has been appointed to the company's Board of Directors as its second independent board member.

Mr. Eide, 49, is Chairman and CEO of Aegis Capital Corp., a registered broker-dealer since 1984. Since 1993, he has also served as a director of the Vector Group Ltd. ("VGR"), a public company traded on the New York Stock Exchange, and is a member of its Audit and Compensation Committees, as well as serving as a director of VGR Holding. He serves as a director of Nathan's Famous Inc. ("NFI"), a NASDAQ-listed national restaurant chain, and is Chairman of NFI's Audit and Compensation Committees. Mr. Eide also serves as a member of the Board of Directors of Ladenburg-Thalmann ("LTV"), which is traded on the American Stock Exchange. Ladenburg-Thalmann is a full-service broker-dealer and member firm of the New York Stock Exchange since 1879.

     "We are very pleased to welcome Robert Eide to our Board of Directors," said Brad Edson, CEO of Vital Living. "Not only is his experience with Aegis Capital and Ladenburg-Thalmann a huge plus for us, giving us a seasoned, authoritative Wall Street perspective as we move forward, but his addition to the Board, along with Donald C. Hannah, gives us the two independent directors required for listing on a national exchange."

     Mr. Eide said, "I am quite enthusiastic about the mission of Vital Living to pioneer nutraceuticals that improve patient health and quality of life, thereby achieving robust growth as a company. This is a multi-billion-dollar market niche that has needed a science-based leader for a long time, and Vital Living has the team and the dedication to become that leader."

About Vital Living
Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence. Vital Living's nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The Company's initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers.


Except for historical information, the matters discussed in this press release contain forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of such statements are subject to assumptions, risks and uncertainties that could cause actual results to differ from those indicated in the forward-looking statements, including, but not limited to: any perceived or actual benefits of the appointment of Mr. Eide, the ability of the Company to achieve a listing on a national stock exchange, the effectiveness of the Company's Nutraceuticals on the cardiovascular system, the competitive environment within the nutraceutical industry, the Company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company's product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

                                   #  #  #